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                                                                      Exhibit 21

                           REGISTRANT'S SUBSIDIARIES

Vencor, Inc., a Delaware corporation

       VCI Specialty Services, Inc., a Delaware corporation

       Vencor Properties, Inc., a Delaware corporation

       Vencor Investments, Inc., a Delaware corporation

       Vencor Hospitals California, Inc., a Delaware corporation

       Vencor Hospitals South, Inc., a Delaware corporation

       Ventech Systems, Inc., a Delaware corporation

       Vencor Hospitals East, Inc., a Delaware corporation

            Hahnemann Hospital, Inc., a Delaware corporation

       Vencor Hospitals Illinois, Inc., a Delaware corporation

       Vencor Kentucky, Inc., a Delaware corporation

       Vencare, Inc., a Delaware corporation

            Vencare Hospice, Inc., a Kentucky corporation

       Atria Communities, Inc., a Delaware corporation

            Hillhaven Properties Ltd., an Oregon corporation

            Fairview Living Centers, Inc., an Oregon corporation

            Twenty-Nine Hundred Corporation, a Florida corporation

            Phillippe Enterprises, Inc., an Indiana corporation

            Castle Gardens Retirement Center, a Colorado general partnership

            Evergreen Woods, Ltd., a Florida limited partnership

            Hillcrest Retirement Center, Ltd., an Oregon limited partnership

            Lantana Partners, Ltd., a Florida limited partnership

            San Marcos Retirement Village, a California general partnership

            Sandy Retirement Center Limited Partnership, an Oregon limited partnership

            Topeka Retirement Center, Ltd. Limited Partnership, a Missouri limited partnership

            Tucson Retirement Center Limited Partnership, an Oregon limited partnership

            Twenty-Nine Hundred Associates, Ltd., a Florida limited partnership

            Woodhaven Partners, Ltd., a Florida limited partnership

       Vencor Home Health Services, Inc., a Delaware corporation

       Healthcare Rehabilitation, a California corporation

       First Healthcare Corporation, a Delaware corporation

            Hillhaven of Central Florida, Inc., a Delaware corporation

            Northwest Health Care, Inc., an Idaho corporation

            Pasatiempo Development Corp., a California corporation

            Hillhaven Home Care, Inc., a Delaware corporation

            Ledgewood Health Care Corporation, a Massachusetts corporation*

       Cornerstone Insurance Company, a Cayman Islands corporation

       Brim of Massachusetts, Inc., a Massachusetts corporation

       Medisave Pharmacies, Inc., a Delaware corporation

            Medisave of Florida, Inc., a Delaware corporation

            Medisave of Tennessee, Inc., a Delaware corporation

            American X-Rays, Inc., a Louisiana corporation

            First Rehab, Inc., a Delaware corporation

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            Advanced Infusion Systems, Inc., a California corporation

       Nationwide Care, Inc., an Indiana corporation

       Meadowvale Skilled Care Center, Inc., a Delaware corporation

Vencor Hospitals Texas, Ltd., a Texas Limited Partnership

Hillhaven Community Health Partnership, a Florida General Partnership*

Windsor Woods Nursing Home Partnership, a Washington General Partnership

St. George Nursing Home Limited Partnership, an Oregon Limited Partnership

Bartlesville Nursing Home Partnership, an Oregon General Partnership*

Carrollwood Care Center, a Tennessee General Partnership

Foothill Nursing Company Partnership, a California General Partnership*

San Marcos Nursing Home Partnership, a California General Partnership*

Fox Hill Village Partnership, a Massachusetts General Partnership*

Starr Farm Partnership, a Vermont General Partnership*

New Pond Village Associates, a Massachusetts General Partnership

Hillhaven-MSC Partnership, a California General Partnership*

Stockton Health Care Center Limited Partnership, an Oregon Limited Partnership

MediLife Pharmacy Network Partnership, a Tennessee General Partnership*

Hillhaven/Indiana Partnership, a Washington General Partnership

Hillhaven/Westfield Partnership, a Washington General Partnership

Pharmaceutical Infusion Therapy, a California General Partnership**

CPS-Sacramento, a California General Partnership***

California Respiratory Care Partnership, a California general partnership**

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

Visiting Nurse Advanced Infusion Systems - Anaheim, a California general partnership*

Visiting Nurse Advanced Infusion Systems - Colton, a California general partnership**

Visiting Nurse Advanced Infusion Systems - Newbury Park, a California general partnership**


*      Only fifty percent (50%) is owned by one of the Registrant's subsidiaries

** Only fifty-one percent (51%) is owned by one of the Registrant's subsidiaries

***    Only sixty percent (60%) is owned by one of the Registrant's subsidiaries

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